UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2023
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West 26th Street, Suite 6G, New York, NY	10001
(Address of principal executive offices)	(Zip Code)
(917) 338-3915
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LTCH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	LTCHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
This Current Report on Form 8-K (this “Report”) is being filed in connection with the completion, on July 3, 2023 (the “Closing Date”), of the previously announced acquisition by Latch, Inc. (“Latch” or the “Company”) of Honest Day’s Work, Inc. (“HDW”). Pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, HDW, LS Key Merger Sub 1, Inc., a wholly owned subsidiary of the Company (“Merger Sub 1”), and LS Key Merger Sub 2, LLC, a wholly owned subsidiary of the Company (“Merger Sub 2”), (i) Merger Sub 1 merged with and into HDW, with HDW continuing as the surviving corporation (the “First Merger”), and subsequently, (ii) HDW merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and a wholly owned subsidiary of the Company (together with the First Merger, the “Mergers”). The events described in this Report occurred in connection with the consummation of the Mergers.

Item 1.01.    Entry into a Material Definitive Agreement.
The information set forth in the Introductory Note is incorporated herein by reference.
Registration Rights Agreement
On the Closing Date, in connection with the consummation of the Mergers and as contemplated by the Merger Agreement, the Company and certain of HDW’s stockholders (the “Holders”) entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a shelf registration statement registering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) as promptly as reasonably practicable after the date on which the Company files its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 (and no later than the 20th business day following the filing date of such Quarterly Report). Up to twice in any 12-month period, the Holders may request to sell all or any portion of their Registrable Securities in an underwritten offering so long as the total offering price is reasonably expected to exceed $25 million. The Company also agreed to provide customary “piggyback” registration rights to certain Holders designated as “Major Equityholders,” subject to certain requirements and customary conditions. The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
The description of the Registration Rights Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.
The information set forth in the Introductory Note is incorporated herein by reference.
On the Closing Date, the Company completed the Mergers and the other transactions contemplated by the Merger Agreement.
At the effective time of the First Merger, the Company issued to HDW’s stockholders as merger consideration (i) $22.0 million aggregate principal amount of unsecured promissory notes (the “Promissory Notes”) and (ii) approximately 29.0 million shares of the Company’s common stock (the “Shares”). Certain HDW stockholders (the “Ineligible Holders”) that were not eligible to receive unregistered shares of the Company’s common stock received $0.76 in lieu of each Share such stockholder would otherwise have received as merger consideration, with the total cash consideration paid to all Ineligible Holders equaling approximately $23,000.
The Shares are non-transferable until July 3, 2028 (the “Restricted Period”), subject to certain accelerated releases. In the event the Company’s 60 trading day volume weighted average closing stock price (“VWAP”) exceeds the price thresholds set forth in the table below, the applicable portion of the Shares set forth below will be released from the transfer restrictions:

Share Price Threshold	Percent of Shares Released
$2.00	25%
$3.00	25%
$4.00	25%
$5.00	25%
In addition, there may be accelerated releases of the Shares in connection with a change of control of the Company or in the event that, as of April 15, 2024, the Company’s common stock is delisted from The Nasdaq Stock Exchange LLC (“Nasdaq”), following exhaustion of all rights of appeal related thereto as of such date, as a result of Latch’s failure to satisfy the continued listing requirements of Nasdaq due to existing non-compliance issues (a “Delisting”).
The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 16, 2023.
Promissory Notes
At the closing of the First Merger, as partial consideration for the Mergers, the Company issued to certain of HDW’s stockholders $22.0 million aggregate principal amount of Promissory Notes. The Promissory Notes will accrue paid-in-kind interest at a rate of 10% per annum and mature on July 3, 2025, unless earlier accelerated in connection with an event of default (including a Delisting) or change of control of the Company. In addition, the Company may prepay the Promissory Notes at any time prior to maturity.
The description of the Promissory Notes set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Promissory Note, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 16, 2023.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 2.01 of this Report regarding the Promissory Notes is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.
The information set forth under Item 2.01 of this Report regarding the Shares is incorporated herein by reference. The Shares were issued to HDW’s stockholders in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) of the Securities Act.

Item 7.01.    Regulation FD Disclosure.
On July 3, 2023, the Company issued a press release announcing the Closing of the acquisition of HDW (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Report.
The information set forth in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Financial statements of HDW are not included in this Report. Such financial statements will be filed within 71 calendar days after the date on which this Report is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relative to the acquired business is not included in this Report. Such pro forma financial information will be filed within 71 calendar days after the date on which this Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description

10.1	Registration Rights Agreement dated July 3, 2023, by and among Latch, Inc. and the holders named therein.
99.1	Press Release dated July 3, 2023.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	July 3, 2023	By:	/s/ Priyen Patel
		Name:	Priyen Patel
		Title:	Senior Vice President, General Counsel and Secretary